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                            STOCK PURCHASE AGREEMENT


                                  by and among


                     NABORS ACQUISITION CORP. IV, as Seller,


                       KEY ROCKY MOUNTAIN, INC., as Buyer

                                       and

                             KEY ENERGY GROUP, INC.


                            Dated as of July 31, 1997



                                TABLE OF CONTENTS



ARTICLE 1.  DEFINITIONS......................................................1


ARTICLE 2.  PURCHASE OF STOCK OF THE COMPANY.................................4

2.1 Purchase and Sale of Stock...............................................4
2.2 Purchase Price...........................................................4
2.3 Additional Purchase Price Adjustments and Procedures.....................5
2.4 The Closing..............................................................6
2.5 Deliveries at the Closing................................................6
2.6 Other Agreements.........................................................6

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY.....7

3.1 Organization and Good Standing...........................................7
3.2 Authorization of Transaction.............................................7
3.3 Capital Structure........................................................7
3.4 Subsidiaries and Non-Subsidiary Equity Investments.......................8
3.5 Title to Company Stock...................................................8
3.6 Noncontravention.........................................................8
3.7 Brokers' Fees............................................................8
3.8 Permits..................................................................8
3.9 Financial Information....................................................8
3.10 No Undisclosed Liabilities..............................................9
3.11 Absence of Certain Changes..............................................9
3.12 No Defaults.............................................................9
3.13 Tax Matters.............................................................9
3.14 Real Property...........................................................9
3.15 Intellectual Property...................................................10
3.16 Contracts...............................................................10
3.17 Insurance...............................................................10
3.18 Litigation..............................................................10
3.19 Employees...............................................................11
3.20 Employee Benefit Plans..................................................11
3.21 Powers of Attorney......................................................12
3.22 Guarantees..............................................................12
3.23 No Implied Representations or Warranties................................12
3.24 Accredited Investor; Investment Intent..................................13
3.25 Drilling and Workover Rigs..............................................13

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND KEY ENERGY.......13

4.1 Organization and Good Standing...........................................13
4.2 Authorization of Transaction.............................................13
4.3 Noncontravention.........................................................14
4.4 Brokers' Fees............................................................14
4.5 Financial Capability; No Financing Condition.............................14
4.6 Litigation...............................................................14
4.7 Accredited Investor; Investment Intent...................................14
4.8 Capitalization of Key Energy.............................................14
4.9 SEC Filings of Key Energy................................................15
4.10 Material Adverse Effect.................................................15

ARTICLE 5.  COVENANTS........................................................15

5.1 General..................................................................15
5.2 Notices and Consents.....................................................15
5.3 Operation of Business....................................................16
5.4 Preservation of Business, Operations, Properties and Assets oftheCompany.16
5.5 Access; Confidentiality; Etc.............................................16
5.6 Notice of Developments...................................................16
5.7 Insurance................................................................16
5.8 Employee Matters.........................................................16
5.9 Further Assurances.......................................................18
5.10 Litigation Support......................................................18
5.11 Tax Matters.............................................................18
5.12 Inspections.............................................................20
5.13 Acquisition Proposals...................................................20
5.14 Registration Rights.....................................................20
5.15 Books and Records.......................................................25

ARTICLE 6.  CONDITIONS TO OBLIGATION TO CLOSE................................25
6.1 Conditions to Obligations of the Buyer and Key Energy....................25
6.2 Conditions to Obligations of the Seller..................................26

ARTICLE 7.  TERMINATION......................................................28

7.1 Termination of Agreement.................................................28
7.2 Effect of Termination....................................................28

ARTICLE 8.  REMEDIES FOR BREACHES OF THIS AGREEMENT..........................28

8.1 Investigations; Survival of Representations, Warranties and Covenants....28
8.2 Indemnification Provisions for Benefit of the Buyer.....................28
8.3 Indemnification Provisions for Benefit of the Seller....................29
8.4 Matters Involving Third Parties.........................................29
8.5 Matters Involving the Parties...........................................30
8.6 Limitations on Indemnification..........................................30
8.7 Environmental Claims....................................................30

ARTICLE 9.  MISCELLANEOUS...................................................31

9.1 Press Releases and Public Announcements.................................31
9.2 No Third-Party Beneficiaries............................................31
9.3 Entire Agreement........................................................31
9.4 Succession and Assignment...............................................31
9.5 Counterparts............................................................31
9.6 Headings................................................................31
9.7 Notices.................................................................31
9.8 Governing Law...........................................................32
9.9 Amendments and Waivers..................................................32
9.10 Severability...........................................................32
9.11 Expenses...............................................................32
9.12 Construction...........................................................32
9.13 Specific Performance...................................................33
9.14 Submission to Jurisdiction.............................................33


EXHIBITS

EXHIBIT A         FORM OF WARRANT..........................................A-1
EXHIBIT B         NABORS INDUSTRIES, INC. GUARANTEE........................B-1
EXHIBIT C         OPERATING AGREEMENT......................................C-1
EXHIBIT D         ESCROW AGREEMENT.........................................D-1



                            STOCK PURCHASE AGREEMENT



     THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 31, 1997, is entered into by and among Nabors Acquisition Corp. IV, a Delaware corporation (the "Seller"), Key Rocky Mountain, Inc., a Delaware corporation (the "Buyer"), and Key Energy Group, Inc., a Maryland corporation and the parent corporation of Buyer ("Key Energy").


     WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of J.W. Gibson Well Service Company, a Delaware corporation (the "Company"); and


     WHEREAS, the Seller desires to sell to the Buyer all of the issued and outstanding shares of capital stock of the Company, and the Buyer desires to purchase such shares from the Seller, upon the terms and subject to the conditions set forth in this Agreement; and


     WHEREAS, in connection with such purchase and sale, the Seller, the Buyer and Key Energy desire to make certain representations, warranties, covenants and agreements and to prescribe various conditions to such purchase and sale;


     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto agree as follows:


                             ARTICLE 1. DEFINITIONS


     As used in this Agreement, the following terms shall have the following meanings:


     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes (including any Tax on any indemnity payments), liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses, in each case after taking into account the benefits, if any, to the Seller or the Buyer, as the case may be, from the net tax consequences of the matter as to which it is indemnified.


     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.


     "Buyer" has the meaning specified in the first paragraph of this Agreement.


     "Closing" has the meaning set forth in Section 2.4.


     "Closing Date" has the meaning set forth in Section 2.4.


     "Code" means the Internal Revenue Code of 1986, as amended.


     "Commission" means the U.S. Securities and Exchange Commission or any successor entity.


     "Company" has the meaning specified in the second paragraph of this Agreement.


     "Company Common Stock" has the meaning set forth in Section 3.3.


     "Company Stock" means all of the issued and outstanding shares of capital stock of the Company.


     "Disclosure  Schedule" has the meaning set forth in the first  paragraph of
Section 3.


     "Employee Benefit Plans" has the meaning set forth in Section 3.20.


     "Environmental Claims" means any Adverse Consequences attributable to the Company or any successor arising under any Environmental Law.


     "Environmental Law" means laws, rules, regulations, statutes, ordinances and codes of the United States, or any State, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment as now in effect.


     "Equity Securities" of any Person means the capital or voting stock of such Person and all other securities convertible into, or exchangeable for, any shares of such capital or voting stock, all rights to subscribe for or to purchase, all options and warrants for the purchase of, and all calls, commitments or claims of any character relating to, any shares of such capital or voting stock, all equity equivalents, interests in the ownership or earnings or other similar rights of, or with respect to, such Person, and any securities convertible into or exchangeable or exercisable for any of the foregoing.


     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


     "ERISA Affiliate" means any trade or business, whether or not incorporated, which together with the Company would be deemed or treated as a "single employer" within the meaning of Code Section 414 or ERISA Section 4001.


     "Estimated Working Capital" has the meaning set forth in Section 2.2(b).


     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


     "Final Determination Date" has the meaning set forth in Section 2.3(a).


     "Guarantee " means the Guarantee of Nabors Industries, Inc. attached hereto as Exhibit B.


     "Indemnified Party" has the meaning set forth in Section 8.4(a).


     "Indemnifying Party" has the meaning set forth in Section 8.4(a).


     "Industry Material Adverse Event" means the date on which both of the following events shall occur: if (a) the average of the West Texas Intermediate crude oil spot market daily closing prices as reported by the New York Mercantile Exchange for the 45-day period prior to the date is below $15.00 per barrel and (b) the average of the natural gas prices at Henry Hub, Louisiana as reported by the New York Mercantile Exchange for the 45-day period prior to the date is below $1.60 per mmbtu.


     "Intellectual Property" has the meaning set forth in Section 3.15.


     "July 31 Balance Sheet" has the meaning set forth in Section 2.3.


     "Key Energy" has the meaning specified in the first paragraph of this Agreement.


     "Key Energy Common Stock" means the Common Stock, par value $.10 per share, of Key Energy.


     "Key Energy Financial Statements" has the meaning set forth in Section 4.9.


     "Key Energy Reports" has the meaning set forth in Section 4.9.


     "Knowledge" means the actual knowledge of any director or executive officer of the named entity, after due inquiry.


     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due and whether based on contract, tort (including negligence), strict liability or other basis), including any liability for Taxes.


     "Material Adverse Effect" means any event that has or is reasonably expected to have a material adverse effect on the business, operations or financial condition of the applicable party. If quantifiable, an event of series of events shall be considered to have a Material Adverse Effect for purposes of this Agreement if it involves amounts in excess of $1,250,000. A Material Adverse Effect on the business, operations or financial condition of a party is sometimes referred to as a "[Name of Party] Material Adverse Effect".


     "Operating Agreement" means the Operating Agreement to be entered into by the Seller, Key Energy and the Buyer with respect to the Company, effective on or after the date the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has terminated or been waived, in substantially the form of Exhibit C, with such changes thereto as the parties executing the same may mutually agree.


     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.


     "Oxy" means Occidental Oil and Gas Corporation, a California corporation.


     "Oxy Purchase Agreement" means the Stock Purchase Agreement between Nabors Industries, Inc. and Oxy dated as of March 8, 1996.


     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).


     "Permits" has the meaning set forth in Section 3.8.


     "Proceedings" has the meaning set forth in Section 5.11(b).


     "Purchase Price" has the meaning set forth in Section 2.2(a).


     "Registered Securities" has the meaning specified in Section 5.14(a).


     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, claim or other security interest of any kind or nature whatsoever, other than
(a) mechanic's, materialmen's and similar liens; (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings; and (c) purchase money liens and liens securing rental payments under capital lease arrangements.


     "Seller" has the meaning specified in the first paragraph of this Agreement.


     "Shelf Registration Statement" has the mean specified in Section 5.14(a).


     "State Tax Detriment" has the meaning specified in Section 2.3(d).


     "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.


     "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


     "Third Party Claim" has the meaning set forth in Section 8.4(a).


     "Unaudited Balance Sheet" means the unaudited balance sheet of the Company as of March 31, 1997 as described in Section 3.9.


     "Warrants" means warrants, dated the Closing Date and expiring on the Warrant Expiration Date, to acquire 265,000 shares of Key Energy Common Stock, subject to adjustment, at the Warrant Exercise Price in the form set forth in Exhibit A to this Agreement.


     "Warrant Exercise Price" means $18 per share.


     "Warrant  Expiration  Date"  means the seventh  anniversary  of the Closing
Date.


     "Warrant Shares" means 265,000 shares of the Key Energy Common Stock, as adjusted pursuant to the provisions of Section 2.2(d).


     "Working Capital" means the difference between total current assets and total current liabilities of the Company as of the July 31, 1997, as set forth on the July 31 Balance Sheet.



                  ARTICLE 2. PURCHASE OF STOCK OF THE COMPANY.


     2.1 Purchase and Sale of Stock. Upon the terms and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey and deliver to the Buyer, the Company Stock at the Closing for the Purchase Price.

2.2      Purchase Price.

     (a) The aggregate  purchase price to be paid for the Company Stock shall be
(i) an amount in cash equal to the sum of (x) $20,000,000 plus (y) the Working Capital of the Company, plus (ii) 100,000 shares of Key Energy Common Stock, plus (iii) the Warrants (collectively the "Purchase Price"). On the date the Operating Agreement becomes effective, the Buyer shall deposit the remaining $20,000,000 cash portion of the Purchase Price and $3,900,000 Estimated Working Capital into an escrow account, as specified in the Escrow Agreement attached hereto as Exhibit D.


     (b) On the Closing Date, the Buyer shall pay or cause to be paid to the Seller an amount equal to the sum of $20,000,000, plus interest, if any, since the date of deposit of such funds in the escrow account, as specified in the Escrow Agreement attached hereto as Exhibit D, plus Estimated Working Capital in cash by wire transfer or delivery of other immediately available funds to an account or accounts to be designated by the Seller in writing at least one business day prior to the Closing Date. "Estimated Working Capital" means the difference between total current assets and total current liabilities of the Company as shown on a balance sheet of the Company prepared by the Seller in good faith as of July 31, 1997. The cash portion of the Purchase Price, including the Estimated Working Capital, shall be subject to post-Closing adjustment in accordance with Section 2.3.


     (c) At the Closing, Key Energy will issue to the Seller 100,000 shares of Key Energy Common Stock, subject to adjustment as provided below. The number of the shares shall be adjusted in the event of any change in the Key Energy Common Stock by reason of stock or other non-cash dividends, extraordinary cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchange of shares or the like after the date of this Agreement and on or before the Closing Date, such that, in each case, the Seller shall receive the number and class of shares or other securities or property that would have been received in respect of a share of the Key Energy Common Stock if the Closing Date had occurred immediately prior to such event, or the record date therefor, as applicable.


     (d) At the Closing, Key Energy will issue to the Seller the Warrants, with the Warrant Exercise Price, the Warrant Expiration Date and the Warrant Shares calculated or determined pursuant to the provisions of this Agreement duly inserted in the appropriate places thereon. The number of the Warrant Shares shall be adjusted in the event of any change in the Key Energy Common Stock by reason of stock or other non-cash dividends, extraordinary cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchange of shares or the like after the date of this Agreement and on or before the Closing Date, such that, in each case, the Seller shall receive upon the payment of the Warrant Exercise Price the number and class of shares or other securities or property that would have been received in respect of a share of the Key Energy Common Stock if the Closing Date had occurred immediately prior to such event, or the record date therefor, as applicable.


2.3      Additional Purchase Price Adjustments and Procedures.


     (a) On the Closing Date, the Buyer will prepare and deliver to the Seller a balance sheet of the Company as of July 31, 1997 (the "July 31 Balance Sheet"). The July 31 Balance Sheet shall include all information necessary to compute the Working Capital of the Company. The Buyer shall make available to the Seller all information which may be in the possession of the Buyer or the Company which the Seller requests in order to verify the accuracy of the July 31 Balance Sheet. Within 60 days following delivery of the July 31 Balance Sheet, the Seller shall notify the Buyer whether it agrees with the July 31 Balance Sheet. In the event that the Seller disagrees with the July 31 Balance Sheet, the Seller shall provide the Buyer with a written notice specifying the basis for the Seller's disagreement, and the Seller and the Buyer shall work in good faith to reach agreement on the composition of the July 31 Balance Sheet, but, in the event that they shall not agree within 30 days following the date of such written notice, the matter will be referred to a "Big Six" independent public accounting firm mutually agreed to by the Buyer and the Seller. The fees and disbursements of such accounting firm shall be borne equally by the Buyer and the Seller. Such accounting firm shall examine the records of the Company, and, within 30 days following the date upon which such matter shall be referred to such accounting firm, such accounting firm shall determine the disposition of any dispute with respect to the July 31 Balance Sheet (the date on which the determination is made, whether by the accounting firm or by agreement of the parties, is referred to as the "Final Determination Date"). Any such determination shall be final and binding on the parties, and may be enforced by appropriate judicial or other proceedings.


     (b) In the event that the Working Capital of the Company is less than the Estimated Working Capital, then the amount of such difference shall be paid by the Seller to the Buyer within two business days of the Final Determination Date, plus interest of 8% per annum payable from July 31, 1997 to the Final Determination Date. In the event that the Working Capital of the Company is more than the Estimated Working Capital, then the amount of such difference shall be paid by the Buyer to the Seller within two business days of the Final Determination Date, plus interest of 8% per annum payable from July 31, 1997 to the Final Determination Date.


     (c) The July 31 Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied in a manner consistent with the Company's historical accounting policies and practices; except that all intercompany balances will be eliminated.


     (d) On or prior to 90 days from the Closing Date, the Seller will prepare and deliver to the Buyer a calculation of the State Tax Detriment (as defined below) resulting from the sale of the Company, showing all necessary information for such calculation. The Seller shall make available to the Buyer all information which may be in the possession of the Seller which the Buyer reasonable requests in order to verify the accuracy of the State Tax Detriment calculation. Within 30 days following delivery of the calculation of the State Tax Detriment, the Buyer shall notify the Seller whether it disagrees with such calculation and the Buyer shall be deemed to agree with such calculation if no notice of disagreement is received within such time period. In the event that the Buyer disagrees with such calculation, the Buyer shall attach to its notice of disagreement or incorporate therein a written notice specifying the basis for the Buyer's disagreement, and the Seller and the Buyer shall work in good faith to reach agreement on the calculation but, in the event that they shall not agree within 30 days following the date of such written notice, the matter will be referred to a nationally recognized independent public accounting firm mutually agreed to by the Buyer and the Seller. The fees and the disbursements of such accounting firm shall be borne equally by the Buyer and the Seller. Such accounting firm shall examine the records of the Seller and the Company, and, within 30 days following the date upon which such matter shall be referred to such accounting firm, such accounting firm shall determine the disposition of any dispute with respect to the calculation. Any such determination shall be final and binding on the parties, and may be enforced by appropriate judicial or other proceedings. Payment of the amount of the State Tax Detriment shall be made by the Buyer to the Seller no later than five business days after the date agreement is reached between the Buyer and the Seller or the decision of the accounting firm is made. The "State Tax Detriment" equals the difference between
(A) the state Taxes payable by the Seller or any related party as a result of making the Section 338(h)(10) election contemplated by Section 5.11(c) of this Agreement and (B) the state Taxes that would have been payable as a result of the sale pursuant to this Agreement had such a Section 338(h)(10) election not been made, such calculation to be grossed up for any additional state or other Taxes payable as a result of the payment to the Seller under this provision.


     2.4 The Closing. Except as otherwise set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller in Houston, Texas, commencing at 10:00 a.m., local time, on (a) the later to occur of (i) a date between October 1 and October 15, 1997 or (ii) the fifth business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or (b) such earlier date as the Seller may reasonably request and the parties may mutually agree, which agreement shall not be unreasonably withheld (the "Closing Date").

     2.5 Deliveries at the Closing. At the Closing, (a) the Seller will deliver or cause to be delivered to the Buyer certificates representing the Company Stock and the various certificates, instruments and documents referred to in
Section 6.1; (b) the Buyer and Key Energy will deliver or cause to be delivered to the Seller the various certificates, instruments and documents referred to in
Section 6.2; and (c) the Buyer will deliver or cause to be delivered to the Seller the Purchase Price.


     2.6 Other Agreements. Concurrently herewith, (a) Nabors Industries, Inc. is entering into the Guarantee, (b) the Seller, the Buyer and Key Energy are entering into the Operating Agreement and (c) the Seller, the Buyer, Key Energy and the escrow agent named therein are entering into the Escrow Agreement.




    ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY.


     The Seller and the Company represent and warrant to the Buyer and Key Energy that the statements contained in this Article 3 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule has been arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 3.


     3.1 Organization and Good Standing. Each of the Company and the Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, has full, requisite corporate power and authority to carry on its business as it is currently conducted and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Seller or the Company, respectively.

     3.2 Authorization of Transaction. Each of the Seller and the Company has full power and authority (including corporate power and authority) to execute and deliver this Agreement and the Exhibits to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of the Seller and the Company and, if required by applicable law, the stockholders of the Seller, have duly authorized the execution, delivery and performance of this Agreement and such Exhibits by the Seller and the Company, respectively. This Agreement constitutes the valid and legally binding obligation of the Seller and the Company, and each Exhibit to which the Seller is a party constitutes the valid and legally binding obligation of the Seller, in each case enforceable against such party in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

3.3      Capital Structure.

     (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, $1.00 par value per share ("Company Common Stock"). There are 1,000 shares of Company Common Stock which are issued and outstanding and all of such shares are held by the Seller. All outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.


     (b) Except for this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which either the Seller or the Company is a party or by which either of them is bound obligating either the Seller to cause the Company or the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or other voting securities of the Company or obligating either the Seller to cause the Company or the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.


     3.4 Subsidiaries and Non-Subsidiary Equity Investments. The Company has no subsidiaries and does not own, directly or indirectly, any voting securities, other equity interests or partnership interests in any other Person.

     3.5 Title to Company Stock. The Seller has good and valid title to the Company Stock, free and clear of any Security Interest other than claims of the Buyer pursuant to this Agreement. Upon delivery of the Company Stock hereunder and payment of the Purchase Price as herein contemplated, the Buyer will receive good and valid title to the Company Stock, free and clear of any Security Interest.

     3.6 Noncontravention. Except, in each case, where such violations individually or in the aggregate would not have a Material Adverse Effect on the applicable party, neither the execution and the delivery of this Agreement and the Exhibits hereto to which the Seller is a party, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which either the Seller or the Company is subject or any provision of the charter or bylaws of the Seller or the Company or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either the Seller or the Company is a party or by which either of them is bound or to which any of their respective assets or properties is subject (or result in the imposition of any Security Interest upon any of the assets or properties of the Company or the Company Stock). Except for any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Company does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

     3.7 Brokers' Fees. Neither the Seller nor the Company has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.8 Permits. The Disclosure Schedule sets forth all material licenses, permits and authorizations of the Company necessary for the Company to own, use, operate and maintain its assets and properties (collectively, the "Permits"). The Company has full corporate power and authority to operate its business pursuant to such Permits, except where the failure to have such Permits, individually or in the aggregate, would not have a Company Material Adverse Effect. All of such Permits are in full force and effect and, except for Permits required to be obtained by the Buyer, as owner of the Company or where the failure to be or to continue to be in full force and effect would not have a Company Material Adverse Effect, and assuming the Company is operated in the same manner after the Closing as before the Closing, then immediately following the Closing, such Permits will continue to be in full force and effect in accordance with their respective terms. The Company is in substantial compliance with all such Permits and with all orders, judgments or decrees applicable to the ownership, use, maintenance or operation of its assets and properties, except, in each case, where the failure to be in compliance would not have a Company Material Adverse Effect.

     3.9 Financial Information. Copies of the Company's unaudited balance sheets dated September 30, 1996, December 31, 1996 and March 31, 1997 together with its unaudited statements of operations for the five months ended September 30, 1996, the three months ended December 31, 1996 and the three months ended March 31, 1997 are included in the Disclosure Schedule. Such financial statements are true and complete in all material respects (except for the omission of notes and schedules), present fairly the financial condition of the Company as at the dates indicated, and the results of operations for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as noted therein and subject, in the case of interim financial statements, to normal year-end adjustments and other adjustments described therein. In addition, such financial statements, though unaudited, include all adjustments which the Seller and the Company consider necessary for fair presentation, in all material respects, of the Company's results of operations for each such periods.

     3.10 No Undisclosed Liabilities. The Company does not have any liabilities or obligations, absolute or contingent, nor does the Seller or the Company have any Knowledge of any potential liabilities or obligations of the Company, which would be required to be reflected on the Unaudited Balance Sheet in accordance with generally accepted accounting principles and that would reasonably be expected to have a Company Material Adverse Effect, other than those (i) reflected or reserved against in the Unaudited Balance Sheet or (ii) incurred in the Ordinary Course of Business since March 31, 1997.

     3.11 Absence of Certain Changes. Since March 31, 1997, no event has occurred, or condition exists, which would constitute or cause, individually or in the aggregate, a Company Material Adverse Effect.

     3.12 No Defaults. The Company is not in default under, and no event has occurred which with notice, lapse of time or, to the Knowledge of the Seller and the Company, action by a third party could result in a default under, (a) any outstanding indenture, material contract or agreement to which the Company is a party or to which it or its assets may be subject, except where such default or potential default would not have a Company Material Adverse Effect or (ii) under any provision of the Company's Certificate of Incorporation.

3.13     Tax Matters.

     (a) The Seller and the Company have caused, or will have caused by the Closing Date, to be timely filed with the appropriate federal, foreign, state, local and other governmental authorities all Tax Returns required to be filed on or before the Closing Date by or with respect to the Company for any taxable period ending on or before the Closing Date. The Seller and the Company have paid, or will have paid by the Closing Date, all Taxes shown to be due from the Seller on such returns or reports. All Tax Returns filed by or on behalf of the Company are true and correct. The Company has no direct or indirect liability for any Taxes of any Affiliate, or any other member of a consolidated group in which the Company is or, since April 30, 1996 has been, a member, particularly pursuant to Treasury Regulation Section 1.1502-6.


     (b) No Tax Liabilities exist with respect to the Company, except for Liabilities imposed by law and incurred in the Ordinary Course of Business for obligations not yet due and except as may relate to the purchase and sale of Company Stock contemplated hereby. Tax Liabilities not yet due and payable (except as relates to this transaction) will be fully reserved on the July 31 Balance Sheet to the extent not paid by the Seller.


     (c) There are no claims for Taxes presently being asserted in writing for which the Company may be liable. No extension has been granted by or on behalf of the Company to any Tax authority of the limitation period during which any Tax Liability may be asserted. The Company has not received any written notice of an increase in the assessed value of any of the Company's properties for Tax purposes.


     (d) The Disclosure Schedule includes a copy of the Form 8023-A that was filed with the Internal Revenue Service in a timely manner following the acquisition of the Company pursuant to the Oxy Purchase Agreement on April 30, 1996.


     3.14 Real Property. The Disclosure Schedule lists and describes briefly all real property owned, leased or subleased to the Company and all Security Interests thereon. The Disclosure Schedule also identifies the owned, leased or subleased properties for which title insurance policies have been procured. Each lease and sublease listed in the Disclosure Schedule is in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

     3.15 Intellectual Property. The Company holds no patents, patent applications, trademarks (whether registered or not), trademark applications, service marks, trade names, trade secrets, computer software, copyright registrations or applications, or patent or know-how licenses (collectively, "Intellectual Property") relating to or used in connection with its business or operations, other than computer software and other non-proprietary Intellectual Property necessary to operate business systems generally, drilling know-how, patents on equipment used by the Company and the name "J.W. Gibson Well Service Company" .

     3.16 Contracts. The Disclosure Schedule lists all contracts and other agreements to which the Company is a party that involve amounts in excess of $250,000 or that continue for a term in excess of six months. Each such agreement is in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity. The Company is not, and to the Knowledge of the Company and the Seller, no other party to any such agreement is, in material default thereunder and no event has occurred which (with or without notice, lapse of time or, to the Knowledge of the Company and the Seller, action by a third party) would constitute a material default thereunder.

     3.17 Insurance. The Disclosure Schedule sets forth the following information with respect to each insurance policy of the Seller, the Company or any Affiliate thereof (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured or otherwise the beneficiary of coverage at any time since April 1, 1995 that covers, affects or relates to the business, operations, assets or properties of the Company:

         (a)      the name, address and telephone number of the agent;


     (b) the name of the insurer, the name of the policyholder and the name of each covered insured;


     (c) the policy number and the period of coverage;


     (d) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and


     (e)  a  description  of  any  retroactive   premium  adjustments  or  other
loss-sharing arrangements.


     Each such insurance policy is or was in full force and effect for the period specified therefor in the Disclosure Statement, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity and, since April 30, 1996 the assets, properties and personnel of the Company have been covered under one or more of such policies as noted therein. The Disclosure Schedule describes any self-insurance arrangements covering, affecting or relating to the business, operations, assets or properties of the Company.


     3.18 Litigation. The Disclosure Schedule sets forth all suits, actions or legal, administrative or other proceedings or governmental investigations pending to which the Company is a party. There is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending to which the Company is a party that may reasonably be expected to have a Company Material Adverse Effect. The Company is not subject to any outstanding injunction, judgment, order, decree, ruling or charge. There are no actions, suits, proceedings or governmental investigations pending or, to the Knowledge of the Seller or the Company, threatened, which seek to question, delay or prevent the consummation of, or would materially impair the ability of the parties hereto to consummate, the transactions contemplated hereby.

     3.19 Employees.

     (a) The Disclosure Schedule lists all employees of the Company, the rates of pay for each such employee and any and all commission, bonus or other compensation arrangements between the Company and any of such employees.


     (b) The Disclosure Schedule lists each management or employment contract or contract for personal services and a brief description of any understanding or commitment between the Company and any officer, consultant, director, employee or independent contractor of the Company.


     (c) A copy of each written management or employment contract or contract for personal services between the Company and any officer, consultant, director, employee or independent contractor of the Company has been provided to the Buyer.


     (d) The Company is not a party to or bound by any collective bargaining agreement nor, to the Knowledge of the Seller and the Company, is there any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.


3.20     Employee Benefit Plans.

     (a) The Disclosure Schedule sets forth a brief description of each bonus, pension, profit sharing, retirement, severance, termination pay, stock purchase, incentive or deferred compensation, stock option, medical, hospitalization, disability, life insurance, accident, insurance or similar plan or practice (collectively, "Employee Benefit Plans") in effect with respect to the Company's directors, officers and employees.


     (b) With respect to each of the Company's Employee Benefit Plans, the Seller has made available to the Buyer true and complete copies of: (i) all plan documents, including any related trust agreements, insurance contracts or other funding arrangements; (ii) the most recent determination letter received from the Internal Revenue Service (where applicable); (iii) the most recent IRS Series 5500 Form, including, where applicable, the most recent financial statement; and (iv) the most recent summary plan description.


     (c) The Company does not maintain, contribute to or have any Liability under any funded or unfunded medical, health, disability, long-term care or life insurance plan or arrangement for present or future retirees from the Company, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.


     (d) The Company does not maintain or contribute to a trust, organization or association described in any of Section 501(c)(9), 501(c)(17) or 501(c)(20) of the Code.


     (e) Favorable determination letters have been received from the Internal Revenue Service with respect to each of the Company's Employee Benefit Plans that is intended to comply with the provisions of Section 401(a) of the Code, evidencing compliance with the relevant provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984, the Retirement Equity Act of 1984 and the Tax Reform Act of 1986. To the Knowledge of the Seller and the Company, nothing has occurred since the date of such determination letters that would adversely affect the qualified status of each such Employee Benefit Plan or the tax-exempt status of any related trust.


     (f) Each of the Company's Employee Benefit Plans that is, or since April 30, 1996 has been, subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA has been terminated and its assets distributed, and the Company does not maintain or contribute to any such plan.


     (g) Since April 30, 1996, neither the Company nor any ERISA Affiliate of the Company has maintained, contributed to or had any Liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.


     (h) The Company is not a party to any employment agreement, whether written or oral, or any of the Company's Employee Benefit Plans which contains any provision relating to change in control of the Company.


     (i) The Company has not made or become obligated to make, or will, as a result of any event connected with the acquisition of the Company Stock by the Buyer or any other transaction contemplated herein, make or become obligated to make, any "excess parachute payment" as defined in section 280G of the Code (without regard to subsection (b)(4) thereof).


     (j) There has been no act or omission by the Company, or by any current Affiliate of the Company, that would impair in any material respect the right or ability of the Company to amend or terminate unilaterally any of the Company's Employee Benefit Plans or to terminate unilaterally, as of the Closing Date, the accrual of any benefits after the Closing Date with respect to employees or former employees of the Company.


     (k) The J.W. Gibson Well Service Company Profit Sharing Plan does not fail to meet the requirements of a "qualified plan" under Section 401 of the Code as a result of any action, or omission, by the Company prior to the Closing.


     (l) Each of the Company's Employee Benefit Plans is, in all material respects, in compliance, and has been administered, maintained and funded in all material respects in accordance, with the applicable provisions of ERISA and the Code and all other applicable laws, rules and regulations. All reports and information required to be filed or distributed in accordance with ERISA or the Code with respect to each Employee Benefit Plan have been timely and properly filed and distributed including, without limitation, IRS Forms 5500.


     (m) All contributions or premiums which are or were due between April 30, 1996 and on or prior to the Closing Date with respect to the Employee Benefit Plans have been or will be timely paid by Company on or prior to the Closing Date.


     (n) Nothing in this Agreement, express or implied, shall be construed to prevent the Buyer from terminating or modifying to any extent or in any respect whatsoever any employee benefit or fringe benefit plan, policy or program that the Buyer sponsors, assumes or maintains, or to which the Buyer may contribute or have an obligation to contribute.


     3.21 Powers of Attorney. There are no outstanding powers of attorney executed by or on behalf of the Company.

     3.22 Guarantees. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     3.23 No Implied Representations or Warranties. Notwithstanding anything contained in this Article 3 or any other provisions of this Agreement, it is the explicit intent of each party hereto that neither the Seller nor the Company is making any representation or warranty whatsoever beyond those expressly given in this Agreement. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE ASSETS OF THE COMPANY WHICH THE BUYER IS INDIRECTLY ACQUIRING THROUGH THE PURCHASE OF THE COMPANY STOCK ARE BEING ACQUIRED "AS IS, WHERE IS, WITH ALL FAULTS" AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY OR ON BEHALF OF THE SELLER OR THE COMPANY, EXPRESS, IMPLIED OR OTHERWISE, EXCEPT AS OTHERWISE CONTAINED IN THIS
SECTION 3. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER THE SELLER NOR THE COMPANY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR OTHERWISE, AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES WITH RESPECT TO ANY OF THE ASSETS OF THE COMPANY, INCLUDING ANY REPRESENTATIONS OR WARRANTIES THAT MAY ARISE FROM USAGE OF TRADE OR COURSE OF DEALING.

     3.24 Accredited Investor; Investment Intent. The Seller is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended. The Seller is acquiring the shares of Key Energy Common Stock and the Warrants comprising a portion of the Purchase Price for investment purposes only and not with a view towards resale or distribution.

     3.25 Drilling and Workover Rigs. The Disclosure Schedule lists all of the drilling and workover rigs owned or leased by the Company and sets forth the location of such rigs on the date thereof. The Company has good and marketable title to all rigs owned by it, free and clear of all Security Interests.


     ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND KEY ENERGY.


     The Buyer and Key Energy represent and warrant to the Seller that the statements contained in this Article 4 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4.


     4.1 Organization and Good Standing. Each of the Buyer and Key Energy is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, has full, requisite corporate power and authority to carry on its business as it is currently conducted and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Buyer or Key Energy, respectively.

     4.2 Authorization of Transaction. Each of the Buyer and Key Energy has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each Exhibit to which it is a party and Key Energy has full power and authority (including full corporate power and authority) to execute and deliver the Warrants and the Key Energy Common Stock to be delivered hereunder and thereunder and to perform its obligations thereunder. Without limiting the generality of the foregoing, the respective boards of directors of the Buyer and Key Energy and, if required by applicable law, the stockholders of the Buyer and Key Energy, have duly authorized the execution, delivery and performance of this Agreement and each Exhibit to which the Buyer or Key Energy is a party by the Buyer and Key Energy, respectively. This Agreement and each Exhibit to which the Buyer or Key Energy is a party constitutes the valid and legally binding obligation of the Buyer and/or Key Energy, enforceable against the Buyer and/or Key Energy, respectively, in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity. The Warrants, when executed and delivered by Key Energy, will constitute the legally valid and binding obligations of Key Energy, enforceable against Key Energy in accordance with their terms, except as enforceability is limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and equitable principles.

     4.3 Noncontravention. Except, in each case, where such violations individually or in the aggregate would not have a Material Adverse Effect on the applicable party, neither the execution and the delivery of this Agreement, the Exhibits hereto and the Warrants, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer or Key Energy is subject or any provision of their respective charter or bylaws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer or Key Energy is a party or by which it is bound or to which any of its assets is subject. Except for (i) any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) filings with federal or state securities commissions in connection with the transactions contemplated in the Warrants and the registration rights contemplated in Section 5.14, neither the Buyer nor Key Energy needs to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement or the Warrants.

     4.4 Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.5 Financial Capability; No Financing Condition. The Buyer will have available on the Closing Date, funds sufficient to pay the Purchase Price. Key Energy has available and will have available on the Closing Date, and has reserved for issuance, a sufficient number of shares of Key Energy Common Stock to pay the stock portion of the Purchase Price and to issue the Warrant Shares on conversion of the Warrants. Each of the Buyer and Key Energy acknowledges and understands that its obligations to effect the transactions contemplated hereby are not subject to the availability to the Buyer or Key Energy of financing sufficient to pay the Purchase Price.

     4.6 Litigation. There are no actions, suits, proceedings or government investigations pending or, to the Knowledge of the Buyer and Key Energy, threatened, which seek to question, delay or prevent the consummation of, or would materially impair the ability of the parties hereto to consummate, the transactions contemplated hereby.

     4.7 Accredited Investor; Investment Intent. The Buyer is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act. The Buyer is purchasing the Company Stock for investment purposes only and not with a view towards resale or distribution.

     4.8 Capitalization of Key Energy. As of the date hereof, the authorized capital stock of Key Energy consists solely of 25,000,000 shares of the Key Energy Common Stock. Other than the Key Energy Common Stock, Key Energy has no class or series of Equity Securities authorized, issued or outstanding. As of July 15, 1997, 12,422,964 shares of the Key Energy Common Stock were issued and outstanding. As of the date hereof, (i) 265,000 shares of the Key Energy Common Stock were reserved for issuance upon the exercise of Warrants and (ii)
8,177,246 shares of Key Energy Common Stock shares are issuable upon the conversion of outstanding convertible securities of Key Energy. Pursuant to Key Energy's Certificate of Incorporation, the board of directors of Key Energy has the authority, without further shareholder action, to redesignate all of the authorized and unissued shares of Key Energy Common Stock into one or more series of preferred stock. No shares of authorized and unissued Key Energy
Common Stock have been so designated or issued. All of the issued and outstanding shares of the capital stock of Key Energy have been duly authorized and are validly issued, fully paid and nonassessable, and no shares of the capital stock of Key Energy are subject to, nor have they been issued in violation of, preemptive rights. The shares of Key Energy Common Stock constituting a portion of the Purchase Price when issued and delivered by Key Energy, the Warrants, when executed and delivered by Key Energy, and the Warrant Shares, when issued on conversion of the Warrants, will have been duly authorized and validly issued and will not be subject to, nor issued in violation of, preemptive rights. Except as referred to above, there are outstanding (a) no Equity Securities of Key Energy, and (b), except for the obligations of (1) the parties pursuant to this Agreement, and (2) Key Energy pursuant to the Warrants, no options or other rights to acquire from Key Energy, and no obligations of Key Energy to issue or sell, any Equity Securities of Key Energy. Except as set forth in the Key Energy Reports, there are no outstanding obligations of Key Energy to repurchase, redeem or otherwise acquire any shares of its capital stock. Except as set forth in the Key Energy Reports, there is no agreement or arrangement restricting the voting or transfer of any of the Equity Securities of Key Energy. Except as described in the Key Energy Reports or as contemplated hereby and by the Warrants and the registration rights contemplated in Section 5.14, there are no agreements or arrangements to which Key Energy is a party pursuant to which Key Energy is or could be required to register shares of the Key Energy Common Stock under the Securities Act.

     4.9 SEC Filings of Key Energy. Key Energy has delivered to the Seller accurate and complete copies (without exhibits) of (i) the Annual Report on Form 10-K of Key Energy for the fiscal year ended June 30, 1996, (ii) its Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1996, December 31, 1996 and March 31, 1997, (iii) its Proxy Statement for its last Annual Meeting of Shareholders, (iv) its Current Reports on Form 8-K as filed since June 30, 1996, in each case in the form filed by Key Energy with the Commission and (v) its Registration Statements on Form 8-A dated May 21, 1981, as amended, and June 6, 1997 (collectively, the "Key Energy Reports"). The Key Energy Reports are the only reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by Key Energy with the Commission since June 30, 1996. None of the Key Energy Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Key Energy (collectively, "Key Energy Financial Statements") included in such reports present fairly, in conformity in all material respects with generally accepted accounting principles (except as may be indicated in the notes thereto and except that certain information and disclosure normally included in notes to consolidated financial statements have been condensed or omitted from the unaudited consolidated interim financial statements pursuant to rules and regulations of the Commission, but any resultant disclosures are in accordance with generally accepted accounting principles as they apply to interim reporting), the consolidated financial position of Key Energy as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

     4.10 Material Adverse Effect. Since March 31, 1997, other than as described in the Key Energy Reports, no event has occurred, or condition exists, which would constitute or cause, individually or in the aggregate, a Material Adverse Effect with respect to Key Energy.


                              ARTICLE 5. COVENANTS.


The parties agree as follows:


     5.1 General. Each of the parties will use its respective reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 6).

     5.2 Notices and Consents. The Company will give any required notices to third parties, and the Company will use its best efforts to obtain any third party consents required in connection with the matters referred to in Section
3.6. Each of the parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.6 and Section 4.3.

     5.3 Operation of Business. Until the earlier of the Closing or the date of the Operating Agreement, the Buyer, Key Energy, the Seller and the Company agree to cooperate with each other to effect an orderly transition of the ongoing operations of the Company. The Company will operate in the Ordinary Course of Business.

     5.4 Preservation of Business, Operations, Properties and Assets of the Company. The Seller will, and will cause the Company to, use commercially reasonable efforts to preserve, maintain and protect the business, operations, properties and assets of the Company. The Seller will not, and will cause the Company not to, intentionally take any action to affect in an adverse manner the present business, operations, assets or properties of the Company or its relationships with vendors, suppliers, customers and employees related thereto.

     5.5 Access; Confidentiality; Etc.. The Seller will, and will cause the Company to, permit representatives of the Buyer and Key Energy to have reasonable access from time to time during regular business hours of all premises, properties, personnel, books, records, contracts and documents of or pertaining to the Company, as the Buyer or Key Energy may from time to time reasonably request upon at least two business days notice. Until the Closing Date and, in the event that this Agreement is terminated, for a period of three years from the date of this Agreement, each of the Buyer and Key Energy agrees that it and its Affiliates will treat confidentially and not disclose in any manner whatsoever any information regarding the Company or the Seller which the Company or the Seller or any of their officers, directors, employees, agents or representatives furnish to the Buyer, Key Energy or any person acting on behalf of the Buyer or Key Energy, except as required by applicable law. Key Energy will furnish to the Seller, promptly after filing, copies of all annual reports, quarterly reports and current reports filed by Key Energy with the Securities and Exchange Commission until the first anniversary of the Closing Date.

     5.6 Notice of Developments. Each party will give prompt written notice to the other parties of the occurrence of any event that has or may reasonably be expected to have a Material Adverse Effect on such party or any event causing a breach of any of its own representations and warranties in Article 3 and Article 4.

     5.7 Insurance. The Seller will, or will cause the Company to, maintain appropriate insurance relative to the Company's business operations, assets and properties, consistent with past practice, from the date hereof through the Closing Date.

5.8      Employee Matters.

     (a) As of the Closing, the Buyer shall, except as otherwise agreed to by the Seller, or shall cause the Company to, continue the employment of employees of the Company and shall provide all of the Company's employees with such benefit plans and arrangements which shall be in effect on the Closing Date with respect to comparable employees of the Buyer located in the same geographic region.


     (b) Each of the employees of the Company on the Closing Date who are eligible to participate in the Buyer's Employee Benefit Plans or the Company's Employee Benefit Plans shall be entitled to participate in such plans as of and from the Closing Date.


     (c) The Buyer shall recognize, or cause the Company to recognize, all service credited for each of the employees on the Company's records for purposes of eligibility for participation and vesting under the Buyer's Employee Benefit Plans or the Company's Employee Benefit Plans and the level of benefits under such plans but specifically excluding any benefit accrual under any Employee Benefit Plan of Buyer that is a defined benefit plan.


     (d) From and after the Closing, the salaried employees of the Company shall be entitled to retain and take any paid vacation days accrued but not taken under the Company's vacation policies prior to the Closing, provided that such vacation days are taken, or paid in lieu of being taken, on or before December 31, 1997. Such employees shall only accrue vacation under the Buyer's vacation policies from and after the Closing Date.


     (e) The Buyer, the Company and the Seller agree to furnish each other with appropriate records for each of the employees of the Company as may be necessary to assist in proper benefit administration.


     (f) Nothing expressed or implied in this Agreement shall confer upon any employee of the Company, or any legal representative thereof, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever or make such Person third party beneficiaries of this Agreement. Nothing in this Agreement, express or implied, shall be construed to prevent the Buyer from terminating, amending or modifying to any extent any Employee Benefit Plan or other arrangement that the Buyer may establish or maintain or to which it may contribute or have an obligation to contribute.


     (g) The Buyer, to the extent set forth in Article 8, shall indemnify and hold the Seller harmless (i) from all claims by any employee of the Company who shall continue employment with the Company, the Buyer or any of its Affiliates after the Closing but whom the Buyer or any member of its affiliated group shall thereafter terminate, or by any spouse, dependent, estate or other beneficiary or representative of such employee, and (ii) from any claims or charges by, or relating to, any such employee concerning Employee Benefit Plans of the Company, wrongful termination, discrimination or harassment, or violation of any law, including (1) the Fair Labor Standards Act, (2) the Labor Management Relations Act, (3) the Workers Adjustment and Retraining Notification Act, (4) the Americans With Disabilities Act, (5) ERISA, (6) the Consolidated Omnibus Budget Reconciliation Act of 1985, (7) the National Labor Relations Act, (8) the Family and Medical Leave Act and (9) Title VII of the Civil Rights Act of 1964, all as attributable to the conduct of the Buyer or any member of its affiliated group with respect to such employee occurring subsequent to the date hereof.


     (h) The Seller, to the extent set forth in Article 8, shall indemnify and hold the Buyer and its Affiliates harmless, (i) from all claims (other than those with respect to the Consolidated Budget Reconciliation Act of 1985, as amended) by any employee or former employee terminated by the Company prior to the Closing, or by any spouse, dependent, estate or other beneficiary or representative of such employee or former employee, and (ii) from any claims or charges by, or relating to, any such employee or former employee concerning wrongful termination, discrimination or harassment, or violation of any law (other than the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended), including, without limitation, (1) the Fair Labor Standards Act, (2) the Labor Management Relations Act, (3) the Workers Adjustment and Retraining Notification Act, (4) the Americans With Disabilities Act, (5) ERISA, (6) the National Labor Relations Act, (7) the Family and Medical Leave Act, and (8) Title VII of the Civil Rights Act of 1964, all as attributable to the conduct of the Company or any member of its affiliated group with respect to the employees or former employees of the Company occurring prior to the date hereof.


     (i) Notwithstanding anything in this Agreement to the contrary, on and after the Closing Date, the Buyer and the Company shall be responsible for and shall assume, indemnify, defend and hold harmless the Seller, Nabors Industries, Inc. and their ERISA Affiliates and their employees, former employees, agents and representatives from and against any and all Liabilities (including, without limitation, disbursements and reasonable legal fees incurred in connection therewith and in seeking indemnification therefor and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) under the Consolidated Omnibus Reconciliation Act of 1985, as amended (e.g., Code Section 4980B, ERISA Section 601-8 and 502(c)(1)(A) and any predecessors or successors), regarding the Company and its employees and former employees and their qualified beneficiaries under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, regardless of whether such Liabilities were omissions, conditions, occurrences, facts or circumstances for all periods prior to April 30, 1996 and for all periods on or after the Closing Date, including but not limited to, the responsibility of the Buyer and the Company to provide any necessary health coverages to and otherwise satisfy the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, on and after the Closing Date with respect to employees and former employees of the Company and their qualified beneficiaries under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. The Seller shall similarly indemnify, defend and hold harmless the Buyer, the Company and their ERISA Affiliates, and their employees, former employees, agents and representatives with respect to such matters for the period from April 30, 1996 to the date hereof.


     5.9 Further Assurances. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request (including any request as may be required to be made by the Seller on behalf of Oxy pursuant to the Oxy Purchase Agreement), all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article 8 or unless the party subject to the request is otherwise obligated to take such action pursuant to the terms of this Agreement). To the extent necessary for Tax, accounting, collection of receivables  assigned  to Oxy  pursuant  to  Section  5(b) of the  Oxy  Purchase
Agreement, benefits administration or other reasonable business purposes (including as may be required under the Oxy Purchase Agreement), the Buyer shall provide to the Seller (and, at the Seller's request, Oxy, to the extent provided in the Oxy Purchase Agreement) access at reasonable times during business hours to the records of the Company.

     5.10 Litigation Support. In the event and for so long as any party (or Oxy, pursuant to the Oxy Purchase Agreement) actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company, the other party will cooperate with the contesting or defending party (or Oxy, as applicable) and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (or Oxy, as applicable) (unless the contesting or defending party is entitled to indemnification therefor under Article 8).

5.11     Tax Matters.

     (a) The Buyer shall pay all transfer Taxes, including sales, use, excise, stamp, documentary, filing, recording, permit, license, authorization or other similar Taxes and filing fees and similar charges resulting from this Agreement or the transactions contemplated hereby (including, if applicable, an election under Section 338(h)(10) of the Code), regardless of upon whom such transfer Tax is levied or imposed by law. The Seller shall be liable for all Taxes relating to the Company for taxable periods ending on or before the Closing Date. The Buyer shall be liable for all Taxes imposed with respect to the Company which are attributable to any taxable periods after the Closing Date. In the event the Tax year of the Company does not end on the Closing Date for one or more Taxes, the Seller shall pay such Taxes as are attributable to the period before Closing, as if such Tax year had ended on the Closing Date. The Seller shall be responsible for filing, or causing to be filed, all income or franchise Tax Returns which are required to include the income, deduction and credits, etc. of the Company for any tax period ending before, on or with the Closing Date. After the Closing Date, the parties shall cooperate with each other (and, to the extent required in Section 5(g) of the Oxy Purchase Agreement, with Oxy) in the preparation of any pre-closing or post-closing Tax Returns.


     (b) In the case of any audit, examination or other proceeding ("Proceedings") with respect to Taxes for which the Seller is or may be liable pursuant to this Agreement, the Buyer shall promptly inform the Seller, and shall afford the Seller, at the Seller's expense, the opportunity to control the conduct of such Proceeding. The Buyer shall execute or cause to be executed powers of attorney or other documents necessary to enable the Seller to take all actions desired by the Seller with respect to such Proceeding to the extent such Proceeding may affect amount of Taxes for which the Seller is liable pursuant to this Agreement. The Seller shall have the right to control any such Proceedings, and, if there is substantial authority thereof, to initiate any claim for refund, file any amended return or take any other action which it deems appropriate with respect to such Taxes. Any Proceeding with respect to Taxes for a period which includes but does not end on the Closing Date shall be controlled jointly by the Seller and the Buyer.


     Notwithstanding the foregoing, the Seller shall not agree to any settlement concerning Taxes for any taxable period ending on or before the Closing Date which may result in a material increase in Taxes for any taxable period ending after the Closing Date without the prior written consent of the Buyer.


     (c) The Seller, the Company and their Affiliates, as of the Closing Date, shall terminate all Tax allocation agreements or other Tax sharing arrangements with respect to the Company, shall cause such agreements or arrangements to be of no further force and effect as regards the Company on and after the Closing Date and there shall be no further liability of the Company thereunder from and after the Closing Date.


     (d) The Buyer and the Seller shall join in an election to have the provisions of Section 338(h)(10) of the Code and similar provisions of federal, state, local or foreign law (where permissible) apply to the acquisition by the Buyer of the Company Stock whereby (i) the Company will be treated as having sold all of its assets in a single transaction as of the close of business on the Closing Date while a member of the Seller's consolidated Tax group and (ii) no gain or loss will be recognized by the Seller or the Company with respect to the sale of Company Stock by the Seller. The election will include the execution and subsequent filing of Internal Revenue Service Form 8023-A pursuant to the requirements as stated therein. The Buyer shall, within 60 days of the Closing Date, provide to the Seller an allocation of the deemed purchase price among the assets of the Company in accordance with Code Sections 338 and 1060 and any comparable provisions of state, local or foreign law, as appropriate. Such allocation shall be deemed acceptable to the Seller unless it notifies the Buyer of any objections within 30 days of receipt of such allocation. If the Seller and the Buyer are unable to agree on such allocation within 120 days of the Closing Date, then an independent accounting firm mutually acceptable to the parties hereto shall make a binding determination with respect to such allocation, the fees and expenses of which shall the paid equally by the Seller and the Buyer.


     (e) The Buyer, Key Energy and the Seller shall preserve all information, returns, books, records and documents relating to any liabilities for Taxes of the Company with respect to a taxable period until the later of expiration of all applicable statutes of limitation and extensions thereof or a final determination with respect to Taxes of the Company for such period.


     5.12 Inspections. EACH OF THE BUYER AND KEY ENERGY ACKNOWLEDGES AND AFFIRMS THAT IT HAS HAD THE OPPORTUNITY TO COMPLETE ITS OWN INDEPENDENT INVESTIGATION, ANALYSIS AND EVALUATION OF THE COMPANY AND ITS ASSETS, THAT IT HAS BEEN AFFORDED THE OPPORTUNITY TO INSPECT AND HAS INSPECTED THE COMPANY AND ITS ASSETS, THAT IN MAKING ITS DECISION TO ENTER IN TO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY IT HAS RELIED SOLELY ON (a) ITS INDEPENDENT INVESTIGATION, ANALYSIS AND EVALUATION OF THE COMPANY AND ITS ASSETS AND (b) THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER AND THE COMPANY CONTAINED IN THIS AGREEMENT, AND THAT IT HAS MADE ALL SUCH REVIEWS AND INSPECTIONS OF THE FOREGOING AS ITS HAS DEEMED NECESSARY OR APPROPRIATE. Nothing in this Section 5.12 shall relieve the Seller or the Company of any liability or responsibility for its representations, warranties and covenants in this Agreement.

     5.13 Acquisition Proposals. The Seller will not, and will cause the Company not to, directly or indirectly at any time before termination of this Agreement
(i) solicit, initiate or encourage any inquiries or proposal for a merger, consolidation or other business combination involving the Company or for the acquisition or purchase of any equity interest in, or a material portion of the assets of, the Company, from any Person (other than the transactions with the Buyer and Key Energy contemplated by this Agreement) or (ii) participate in any discussions or negotiations regarding, or furnish to any Person, other than the Buyer, Key Energy or their representatives, any information with respect to, or otherwise, facilitate or encourage any such proposal by any other Person; it being understood that proposals relating to a merger, consolidation, business combination or sale of equity interests or assets involving the Seller or any Affiliate (other than the Company) shall not be prohibited hereby nor require notice to the Buyer or Key Energy so long as such proposals permit the consummation of the transactions contemplated by this Agreement.

5.14     Registration Rights.


     (a) Agreement to Register Resales. Key Energy agrees that no later than 90 days following the Closing Date, it will file with the Commission on Form S-3, or if Form S-3 is not available to Key Energy, on Form S-1, a shelf registration statement pursuant to Rule 415 of the Securities Act (the "Shelf Registration Statement") covering the offer and resale by the Seller of (i) the shares of Key Energy Common Stock delivered to the Seller pursuant to Section 2.2(a)(ii), and
(ii) the Warrant Shares (collectively, the "Registered Securities"), and will use its best efforts to cause the Shelf Registration Statement to be declared effective promptly by the Commission, and in any event within 90 days after the initial filing thereof.


     (b) Effectiveness of Shelf Registration Statement. Key Energy agrees to maintain the Shelf Registration Statement in effect for the maximum period allowable under the regulations promulgated by the Commission; provided that if such maximum period is less than two years from the Closing Date and if as of the end of such maximum period not all of the Registered Securities registered under the Shelf Registration Statement have been sold or are capable of being sold under Rule 144 of the Securities Act without application of the volume, manner of sale or notice restrictions, then within 10 days after the end of such maximum period Key Energy shall file either a post-effective amendment to the existing Shelf Registration Statement or a new Shelf Registration Statement covering the offer and resale by the Seller of all Registered Securities not previously sold, and Key Energy will use its best efforts to cause the same to be declared effective promptly by the Commission, and in any event within 90 days after the initial filing thereof.


     (c) Blue Sky Qualification. Key Energy will use its best efforts to effect any qualification and compliance as may be required and as would permit or facilitate the resale of such Registered Securities, including, without limitation, registration under the Securities Act, appropriate qualifications under applicable blue sky or other state securities laws and, appropriate compliance with any other governmental requirements.


     (d) Registration Expenses. All expenses (except for any legal fees for the Seller's counsel) relating to the registration of the Registered Securities pursuant to this Agreement (including, but not limited to, the expenses of any qualifications under the blue-sky or other state securities laws and compliance with governmental requirements of preparing and filing any post-effective amendments or prospectus supplements required for the lawful distribution of the Registered Securities to the public in connection with such registration) will be paid by Key Energy.


     (e) Preparation; Reasonable Investigation. Key Energy will give the Seller the opportunity to participate in the preparation of the Shelf Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give the Seller such access to its books and records and such opportunities to discuss the business of Key Energy with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary, in the Seller's judgment, to conduct a reasonable investigation within the meaning of the Securities Act.


     (f) Transfer of Registration Rights. The registration rights provided by this Section 5.14 are transferable to any Affiliate of the Seller to which the Registered Securities may be transferred and to any single purchaser of all (but not less than all) of the Registrable Securities, provided, in each case, that the Affiliate or the purchaser agrees (in a writing that names the Company as an explicit third party beneficiary) to be bound by all the terms and provisions of this Section 5.14.


     (g) Undertaking to File Reports and Cooperate in Rule 144 and Rule 145 Transactions. For as long as the Seller is subject to Rule 144 of the Securities Act with respect to the Registered Securities, Key Energy will use its best efforts to timely file all annual, quarterly and other reports required to be filed by it under Section 13 or 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder, as amended from time to time. If the Seller proposes to sell any Registered Securities pursuant to Rule 144, Key Energy shall cooperate with the Seller so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of Key Energy's transfer agent, and the reasonable requirements of the broker through which the sales are proposed to be executed. Without limiting the generality of the foregoing, Key Energy shall, upon request, furnish with respect to each such sale (i) a written statement certifying that Key Energy has complied with the public information requirements of Rule 144 and (ii) an opinion of Key Energy's counsel regarding such matters as Key Energy's transfer agent or such stockholder's broker may reasonably desire to confirm.


     (h) Additional Undertakings with Respect to Registration Rights. In connection with its registration obligations under this Section 5.14, Key Energy shall:


     (i) Delivery of Shelf Registration Statement of Prospectus. Furnish to the Seller such number of copies of the Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as the Seller may reasonably request in order to facilitate the disposition of the Registered Securities.


     (ii) Notice to the Seller. Promptly notify the Seller and (if requested confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registered Securities under state securities or blue sky laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event that makes any statement made in the Shelf Registration Statement or related prospectus untrue or which requires the making of any changes in such Shelf Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registered Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.


     (iii) Incorporation of Information. If requested by the Seller, promptly incorporate in a prospectus supplement or post-effective amendment such information as the Seller reasonably requests to be included therein, including, without limitation, with respect to the Registered Securities being sold by the Seller, and promptly make all required filings of such prospectus supplement or post-effective amendment.


     (iv) Delivery of Documents Incorporated by Reference. As promptly as practicable after filing with the Commission of any document that is incorporated by reference into the Shelf Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to the Seller.


     (v) Listing. Cause the Registered Securities to be (A) listed on each securities exchange, if any, on which similar securities issued by Key Energy are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the National Association of Securities Dealers, Inc. Automated Quotation or the NASDAQ National Market System if the Key Energy Common Stock so qualifies.


     (vi) Filing of Exchange Act Reports. During the period when a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.


     (vii) Requests for Information by the Commission. Notify the Seller promptly of any request by the Commission for the amending or supplementing of such Shelf Registration Statement or prospectus or for additional information.


     (viii) Notice of Stop Orders. Advise the Seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.


     For purposes of this Section 5.14(h), the "Seller" shall include any Affiliate of the Seller or other Person to which the Registered Securities and registration rights with respect thereto are transferred. Also for purposes of this Section 5.14(h), Registered Securities shall refer to any capital stock of Key Energy or its successors into which Key Energy shares may be exchanged or converted.

         (i)      Indemnification.


     (i) Key Energy will, and hereby does, indemnify and hold harmless, to the extent permitted by applicable law, the Seller, its officers and directors, if any, and each Person, if any, who controls the Seller within the meaning of
Section 15 of the Securities Act, and their respective successors, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, including legal fees incurred in investigating or defending any such loss, claim, damage or liability (under the Securities Act or common law or otherwise) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or prospectus (and as amended or supplemented if Key Energy shall have furnished any amendments or supplements thereto), covering the Registrable Securities or any preliminary prospectus or other document incident thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to Key Energy by the Seller expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Seller, its officers, directors or any Person, if any, who controls the Seller as aforesaid, and shall survive the transfer of such securities by the Seller.


     (ii) The Seller will and hereby does indemnify and hold harmless, to the extent permitted by applicable law, Key Energy, its officers and directors and each Person, if any, who controls Key Energy within the meaning of Section 15 of the Securities Act, and their respective successors, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, including legal fees incurred in investigating or defending any such loss, claim, damage or liability (under the Securities Act or common law or otherwise) arising out of or based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be state in any Shelf Registration Statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or other document incident thereto or arising out of or based upon any omission or alleged omission to state therein a material fact, or necessary to make the statements therein by the Seller not misleading, but only to the extent that such untrue statement is contained in, or such omission is in, information furnished in a writing by the Seller expressly for use therein, provided that the Seller's obligations hereunder shall be limited to an amount equal to the proceeds to the Seller of the Registrable Securities sold pursuant to such registration statement.


     (iii) Any Person entitled to  indemnification  under the provisions of this
Section 5.14(i) shall (A) give prompt notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (B) unless in such indemnified Person's reasonably judgment a conflict of interest between such indemnified and indemnifying Persons may exist in respect to such claim, permit such indemnifying Person to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified Person; and, if such defense is so assumed, such indemnifying Person shall not enter into any settlement without the consent of the indemnified Person if such settlement attributes liability to the indemnified Person and such indemnified Person shall not be subject to any liability for any settlement made without such consent (which shall not be unreasonably withheld). In the event that an indemnifying Person shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying Person shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying Person in respect of such claim, unless, in the reasonable judgment of any such indemnified Person, a conflict of interest may exist between such indemnified Person and any other of such indemnified Persons in respect of such claim.


     (iv) If for any reason the foregoing indemnity is unavailable, then, subject to the proviso in Section 5.14(i)(ii) in the case of the Seller, the indemnifying Person shall contribute to the amount paid or payable by the indemnified Person as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying Person on the one hand and the indemnified Person on the other or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying Person on the one hand and the indemnified Person on the other but also the relative fault or the indemnifying Person and the indemnified Person as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person and by the Persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a Person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the Person in connection with investigating or defending any action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


     (v) An indemnifying Person shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 5.14(i) to or for the account of the indemnified Person from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.


     (j) Suspension of Resales. Key Energy shall be entitled to require that the Seller refrain from effecting any public sales or distributions of the Registered Securities, pursuant to the Shelf Registration Statement that has been declared effective by the Commission, if the board of directors of Key Energy in good faith determines that such public sales or distributions would interfere in any material respect with any transaction involving Key Energy that is material to Key Energy. The board of directors shall, as promptly as practicable, give the Seller written notice of any such development, which notice also shall contain a general statement of the reasons for such restriction on use and an estimate of the anticipated length of the period of the restriction. In the event of a request by the board of directors that the Seller refrain from effecting any public sales or distributions of the Registered Securities, Key Energy shall be required to lift such restrictions regarding effecting public sales or distributions of the Registered Securities as soon as reasonably practicable after the board of directors shall determine that public sales or distributions by the Seller of the Registered Securities shall not interfere with such transaction; provided, that in any event no requirement that the Seller refrain from effecting public sales or distributions in the Registered Securities shall extend for more than 15 days at any one time or more than 30 days over the entire period the Shelf Registration Statement is required to be in effect.


     5.15 Books and Records. Until April 30, 2001 (or for such longer period as may be required by law), no party or any of its Affiliates shall destroy or give up possession of an original or any copy of the books and records relative to any matter for which a party or its Affiliates shall have any continuing responsibility under this Agreement or the Oxy Purchase Agreement without first offering the other parties the opportunity, at their expense, to obtain such original or copy thereof.



                  ARTICLE 6. CONDITIONS TO OBLIGATION TO CLOSE.


     6.1 Conditions to Obligations of the Buyer and Key Energy. The obligation of the Buyer and Key Energy to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     (a) the representations and warranties set forth in Article 3 shall be true and correct in all material respects at and as of the Closing Date (except for those representations and warranties that are made as of a date other than the date of this Agreement shall continue as of such date to be so true and correct and except as may be modified in the Operating Agreement);


     (b) the Seller shall have performed and complied, in all material respects, with all of its covenants hereunder, except as may be modified in the Operating Agreement;


     (c) no order of any court or administrative agency shall be in effect which
restrains  or  prohibits   the  Seller  from   consummating   the   transactions
contemplated hereby;


     (d) the Seller shall have received all material authorizations, consents and approvals of governments and governmental agencies required for the Seller to consummate the transactions contemplated by this Agreement;


     (e) the Seller shall have delivered to the Buyer and Key Energy a certificate to the effect that each of the conditions specified above in
Section 6.1(a)-(d) is satisfied and the Company shall have delivered to the Buyer and Key Energy a certificate to the effect that the condition specified in
Section 6.1(a) is satisfied with respect to the Company;


     (f) the Seller shall have delivered to the Buyer and Key Energy all certificates representing the Company Stock, duly endorsed for transfer;


     (g) from the date this Agreement there shall not have occurred (i) any suspension or material limitation of trading of any securities on the American Stock Exchange, (ii) any suspension of trading of any securities by Key Energy, including the Key Energy Common Stock, by the Commission or (iii) any banking moratorium which shall have been declared by federal or New York authorities;


     (h) the Buyer and Key Energy shall have received a favorable opinion, dated as of the Closing Date, from Baker & McKenzie, counsel to the Seller, in form and substance satisfactory to Buyer and Key Energy, to the effect that (i) the Company and the Seller each has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation;
(ii) the Company Stock is validly issued, fully paid and is nonassessable and is not subject to any statutory preemptive rights; (iii) all corporate action required to be taken by or on the part of the Seller, the Company or any Affiliate of the Seller, the Company and Nabors Industries, Inc., as applicable, to authorize the execution of this Agreement, the Operating Agreement and the Guarantee and the implementation of the transactions contemplated hereby have been taken; and (iv) each of this Agreement, the Operating Agreement and the Guarantee have been duly executed and delivered by, and is the legal, valid and binding obligation of the Seller, the Company and Nabors Industries, Inc., as applicable, and is enforceable against the Seller, the Company and/or such Affiliate, as applicable, in accordance with its terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally (whether applied in a court of law or equity). No opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement or of the Guarantee. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of the Company or the Seller as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to the Buyer and Key Energy, as to matters other than federal, Texas or Delaware corporate law; and


     (i) the Seller shall have delivered to the Buyer and Key Energy evidence of the release of the Seller from the obligations set forth in Schedule 3.6 to the Disclosure Schedule;


     provided,  however,  that if any  representation  or warranty  set forth in
Article 3 or any covenant of the Seller set forth herein is not true and correct at and as of the Closing Date due to any action or failure to act of Key Energy or its Affiliates taken pursuant to the Operating Agreement, then the accuracy of such representation, warranty or covenant shall not be a condition to the obligation of Buyer and Key Energy to consummate the transactions contemplated by this Agreement, nor shall any indemnity obligations of the Seller arise pursuant to Section 8.2 as a result of any action or failure to act on the part of Key Energy or its Affiliates from and after the date of the Operating Agreement.


     6.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) the representations and warranties set forth in Article 4 shall be true and correct in all material respects at and as of the Closing Date (except for those representations and warranties that are made as of a date other than the date of this Agreement shall continue as of such date to be so true and correct);


     (b) the Buyer and Key Energy shall have performed and complied, in all material respects, with all of its covenants under this Agreement, except as may be modified in the Operating Agreement;


     (c) no order of any court or administrative agency shall be in effect which restrains or prohibits the Buyer or Key Energy from consummating the transactions contemplated by this Agreement or affect adversely the right of the Seller to own the stock portion of the Purchase Price or the Warrants;


     (d) the Buyer and Key Energy shall have received all material authorizations, consents and approvals of governments and governmental agencies required for the Buyer and Key Energy to consummate the transactions contemplated by this Agreement;


     (e) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified in Section 6.2(a)-(d) is satisfied;


     (f) the Buyer and Key Energy shall have delivered or caused to be delivered to the Seller the remaining cash portion of the Purchase Price, plus interest, if any, plus the Estimated Working Capital Amount, duly executed certificates representing the stock portion of the Purchase Price and the Warrants in the form of Exhibit A , duly executed by an authorized officer of Key Energy;


     (g) from the date this Agreement there shall not have occurred (i) any suspension or material limitation of trading of any securities on the American Stock Exchange, (ii) any suspension of trading of any securities by Key Energy, including the Key Energy Common Stock, by the Commission or (iii) any banking moratorium which shall have been declared by federal or New York authorities;


     (h) each of (i) the Key Energy Common Stock issued as part of the Purchase Price and (ii) the Warrant Shares shall have been authorized for listing on the American Stock Exchange, subject to official notice of issuance; and


     (i) the Seller shall have received a favorable opinion, dated as of the Closing Date, from Porter & Hedges, L.L.P., counsel for the Buyer and Key Energy, in form and substance satisfactory to the Seller, to the effect that (i) each of the Buyer and Key Energy has been duly incorporated and is validly existing as a corporation in good standing under the laws of its states of organization; (ii) all corporate proceedings required to be taken by or on the part of the Buyer or Key Energy to authorize the execution of this Agreement, the Warrants and the Operating Agreement and the implementation of the transactions contemplated hereby and thereby have been taken; (iii) this Agreement, the Warrants and the Operating Agreement have been duly executed and delivery by, and each is the legal, valid and binding obligations of each of the Buyer and Key Energy, as applicable, and each is enforceable against each of the Buyer and Key Energy, as applicable, in accordance with its terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally; and (iv)
(A) the authorized capital stock of Key Energy consists solely of 25,000,000 shares of the Key Energy Common Stock and (B) as of the date of such opinion 265,000 shares of Key Energy Common Stock were reserved for issuance upon the exercise of the Warrants; and (C) the shares of Key Energy Common Stock constituting a portion of the Purchase Price, the Warrants and the Warrant Shares, when issued upon conversion of the Warrants have been duly authorized and are or will be validly issued and are not subject to, nor have they been issued in violation of, preemptive rights. No opinion need be expressed as to the enforceability of any indemnification provisions of this Agreement. In rendering such opinions, such counsel may rely upon (i) certificates of public officials and of officers of the Buyer or Key Energy as to matters of fact and
(ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to the Seller, as to matters other than federal or Texas law.


                             ARTICLE 7. TERMINATION.


     7.1 Termination of Agreement. The parties may terminate this Agreement as provided below:

     (a) the Buyer, Key Energy and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;


     (b) the Buyer or Key Energy may terminate this Agreement by giving written notice to the Seller if the Closing shall not have occurred on or before December 31, 1997 and as a result of the failure of any condition precedent under Section 6.1; provided that the Buyer or Key Energy gave written notice of the failure to Seller and the Seller has not cured such failure within ten business days of such written notice (and provided further that the failure does not result primarily from the Buyer or Key Energy breaching any representation, warranty or covenant applicable to them contained in this Agreement);


     (c) the Seller may terminate this Agreement by giving written notice to the Buyer and Key Energy if the Closing shall not have occurred on or before December 31, 1997 and as a result of the failure of any condition precedent under Section 6.2; provided that the Seller gave written notice of the failure to Buyer and Key Energy and they have not cured such failure within ten business days of such written notice (and provided further that the failure does not result primarily from the Seller breaching any representation, warranty or covenant applicable to it contained in this Agreement); or


     (d) the Buyer and Key Energy may elect to terminate this Agreement at any time within two days following the occurrence of an Industry Material Adverse Event; provided, however that irrevocable instructions are issued to the escrow agent under the Escrow Agreement to transfer $5,000,000 in immediately available funds from the amount deposited under the Escrow Agreement to a bank account designated by the Seller. Such $5,000,000 payment shall be as liquidated damages, and not as a penalty, and shall be the Seller's exclusive remedy for such termination, notwithstanding the provisions of Section 7.2.


     7.2 Effect of Termination. In the event of a termination of this Agreement as a result Section 7.1(b) or (c), at the sole election of the nonbreaching party, (i) the nonbreaching party shall be entitled to an aggregate of $500,000 in cash from the breaching party or parties; or (ii) the nonbreaching party may exercise any other right or remedy it may have at law, in equity or pursuant to this Agreement, including rights to sue for damages or required specific performance. If the nonbreaching party elects the former remedy, such remedy shall be exclusive, and shall constitute liquidated damages (and not a penalty) for all claims the nonbreaching party may have with respect to such breach.


               ARTICLE 8. REMEDIES FOR BREACHES OF THIS AGREEMENT.


     8.1 Investigations; Survival of Representations, Warranties and Covenants. Each and every representation, warranty and covenant in this Agreement, other than the representations and warranties in Section 3.13 and the covenants contained in Sections 5.8, 5.9, 5.10, 5.11 and 5.14 and in Article 8, shall expire, and shall be terminated and extinguished, by the second anniversary of the Closing Date and thereafter neither the Seller, the Buyer nor Key Energy shall be under any liability whatsoever with respect to any such representation, warranty or covenant. The representations and warranties in Section 3.13 and the covenants in Sections 5.8, 5.9, 5.10 and 5.11 shall expire upon expiration of the applicable statute of limitation periods therefor and the covenants in
Section 5.14 and Article 8 shall continue indefinitely (unless any provision thereof is sooner terminated by its terms).

     8.2 Indemnification Provisions for Benefit of the Buyer. In the event the Seller breaches any of its representations, warranties and covenants contained in this Agreement, if there is an applicable survival period pursuant to Section 8.1, and provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 9.7 within such survival period, then the Seller agrees to indemnify, defend and hold harmless the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach; upon the terms and conditions set forth herein.

8.3      Indemnification Provisions for Benefit of the Seller.

     (a) In the event the Buyer or Key Energy breaches any of its representations, warranties or covenants contained in this Agreement, if there is an applicable survival period pursuant to Section 8.1, and provided that the Seller makes a written claim for indemnification against the Buyer or Key Energy pursuant to Section 9.7 within such survival period, then the Buyer and Key Energy, jointly and severally, agree to indemnify, defend and hold harmless the Seller from and against any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach, upon the terms and subject to the conditions set forth herein.


     (b) Each of the Buyer and Key Energy agrees to indemnify, defend and hold harmless the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of or caused by the business, operations, assets, properties, employees or Employee Benefit Plans of the Company and that occurs after the Closing.


8.4      Matters Involving Third Parties.

     (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided that no delay on the part of the Indemnifying Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder.


     (b) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 30 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.


     (d) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 8.4(b), (i) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by one or more of the Indemnifying Parties and does not impose an injunction or other equitable relief upon the Indemnified Party and (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).


     8.5 Matters Involving the Parties. In the event an Indemnified Party should have a claim against an Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 30 days of its receipt of such notice that the Indemnifying Party disputes such claim, the claim shall be deemed a Liability of the Indemnifying Party hereunder and shall be paid within 30 days of the expiration of the initial 30-day period. If the Indemnifying Party has timely disputed such claim as provided above, such dispute shall be resolved by litigation as provided herein.

8.6      Limitations on Indemnification.

     (a) No party shall be entitled to indemnification hereunder unless and until the aggregate of all amounts for which indemnity would otherwise be due to such party exceeds $100,000, in which case such other parties shall be responsible for all amounts of such liability excluding such threshold amount; provided that (i) the Seller shall be indemnified for the full amount of any Adverse Consequences pursuant to Section 8.3(b) and (ii) each party shall be indemnified for the full amount of any Taxes for which the other party is liable pursuant to Section 5.11, in each case without regard to any such threshold amount.


     (b) Notwithstanding anything to the contrary, no party shall be liable for Adverse Consequences pursuant to this Article 8 in excess of the Purchase Price (with stock and warrants valued at the Closing Date) except for liabilities for Adverse Consequences pursuant to Section 8.3(b) and Taxes pursuant to Section 5.11.


8.7      Environmental Claims.


     Notwithstanding anything in this Agreement to the contrary, and notwithstanding the fact that any representation, warranty or covenant in this Agreement might be interpreted to cover the same, this Section 8.7 shall be the sole and exclusive provision of this Agreement, and represents the Buyer's and Key Energy's sole and exclusive remedy against the Seller or any of its current Affiliates with respect to Environmental Claims. To the extent the Seller or any of its current Affiliates is (i) an indemnified party for Environmental Claims under the Oxy Purchase Agreement and (ii) actually receives payment from Oxy after following the reasonable instructions of the Buyer to prosecute such Environmental Claims, at the sole expense of the Buyer, in accordance with the provisions of the Oxy Purchase Agreement, the Seller shall remit any amounts recovered, less unrecovered costs to prosecute any Environmental Claim, to the Buyer in full payment for such Environmental Claim. In the event (1) the Seller or any of its current Affiliates (A) is not an indemnified party for Environmental Claims under the Oxy Purchase Agreement or (B) is unable to recover any amount thereunder or (2) any Environmental Claim arises with respect to the period between April 30, 1996 and the Closing Date, the Buyer and Key Energy will have no recourse against the Seller or its Affiliates, and shall indemnify, defend and hold the Seller and its Affiliates harmless therefor.


                            ARTICLE 9. MISCELLANEOUS.


     9.1 Press Releases and Public Announcements. Neither the Buyer nor Key Energy shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Seller; provided, however, that the foregoing shall not apply to any announcement or written statement which, upon written advice of counsel provided to the Seller, is required by law to be made.

     9.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     9.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof, including the J.W. Gibson Well Service Company Descriptive Memorandum dated April 1997 prepared by Simmons & Company International.

     9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

     9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of a fully signed counterpart by facsimile to all other Parties shall constitute delivery to such Parties of a signed original of this Agreement.

     9.6 Headings67. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7   Notices.   All   notices,   requests,   demands,   claims  and  other
communications hereunder will be in writing and addressed to the Buyer, Key Energy or the Seller as set forth below:

         If to the Buyer or Key Energy

         c/o Key Energy Group, Inc.
         Two Tower Center, Tenth Floor
         East Brunswick, New Jersey 08816
         Attention:  Jack D. Loftis, Jr., General Counsel
         Facsimile No.:  (908) 247-5148

         with a copy to:

         Porter & Hedges, L.L.P.
         700 Louisiana, 35th Floor
         Houston, Texas  77210-4744
         Attention:  Samuel N. Allen
         Facsimile No.:  (713) 228-1331

         If to the Seller:

         Nabors Acquisition Corp. IV
         515 West Greens Road, Suite 1200
         Houston, Texas 77067
         Attention:  President
         Facsimile No.:  (281) 775-8002

         with a copy to:

         Nabors Corporate Services, Inc.            Baker & McKenzie
         515 West Greens Road, Suite 1200           805 Third Avenue
         Houston, Texas 77067                       andNew York, New York 10022
         Attention: Legal Department              Attention:  Howard M. Berkower
         Facsimile No.:  (281) 775-8431           Facsimile No.:  (212) 759-9133


     Notice to a "copy to" address shall be provided as a courtesy, but shall not be deemed to be actual notice received by a party for any purpose. Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using registered or certified mail or any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.


     9.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

     9.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, Key Energy and the Seller. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     9.11 Expenses. Each of the Buyer, Key Energy and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     9.12 Construction. THE PARTIES HAVE PARTICIPATED JOINTLY IN THE NEGOTIATION AND DRAFTING OF THIS AGREEMENT. IN THE EVENT AN AMBIGUITY OR QUESTION OF INTENT OR INTERPRETATION ARISES, THIS AGREEMENT SHALL BE CONSTRUED AS IF DRAFTED JOINTLY BY THE PARTIES AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY BY VIRTUE OF THE AUTHORSHIP OF ANY OF THE PROVISIONS OF THIS AGREEMENT. Each Disclosure Schedule and each document referred to in such Disclosure Schedule is incorporated by reference in the representation and warranty to which such schedule relates. No representation or warranty of a party contained in this Agreement shall be deemed to be untrue or breached if (a) the inclusion of specific information in the Disclosure Schedule relating to such representation or warranty or breach would have cured such representation or warranty or breach and (b) such information is set forth in the Disclosure Schedule relating to another representation or warranty. As used in this Agreement, the term "day" means a calendar day, unless otherwise specified, and the term "including" means including without limitation. All references herein to Articles, Sections or Exhibits shall be to Articles, Sections and Exhibits of this Agreement, unless the context requires otherwise.

     9.13 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     9.14 Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, security, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.







     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




NABORS ACQUISITION CORP. IV


By:
Thomas C. Goetzinger
Vice President


                           KEY ROCKY MOUNTAIN, INC.


By:
Francis D. John
President


KEY ENERGY GROUP, INC.


By:
Francis D. John
President

     The undersigned hereby enters into this Agreement for the purpose of making the representations and warranties of the Company set forth in Article 3 hereof and the covenant of the Company set forth in Section 6.1(d) hereof.


J.W. GIBSON WELL SERVICE COMPANY


By:
Daniel McLachlin
Vice President and Secretary











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